Exhibit 4.5

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

dated as of July 1, 2025

among

ROCKET MORTGAGE, LLC,

The Guarantor(s) Party Hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

__________________________

As Trustee
__________________________

5.250% Senior Notes due 2028

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of July 1, 2025, among Rocket Mortgage, LLC (formerly Quicken Loans Inc.), a Michigan limited liability company (the “Issuer”), Redfin Corporation, a Delaware corporation (the “Undersigned”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 8, 2017, as supplemented by the First Supplemental Indenture, dated as of October 4, 2021, among the Issuer, the Guarantors party thereto and the Trustee and the Second Supplemental Indenture, dated as of June 20, 2025, among the Issuer, the Guarantor party thereto and the Trustee (as so supplemented, the “Indenture”), relating to the Issuer’s 5.250% Senior Notes due 2028 (the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee may, without the consent of any Noteholder, supplement the Indenture to provide for any Guarantee of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. The Trustee, by execution of this Third Supplemental Indenture, accepts the amendments to the Indenture effected by this Third Supplemental Indenture, subject to the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee and Agents. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained in this Third Supplemental Indenture, which recitals or statements are made solely by the Issuer and the Undersigned, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Undersigned by action or otherwise, (iii) the due execution hereof by the Issuer and the Undersigned or (iv) the consequences of any amendment herein provided for, and neither the Trustee nor any Agent makes any representation with respect to any such matters.

Section 4. Each of the Issuer and the Undersigned hereby represents and warrants that this Third Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5. This Third Supplemental Indenture, and any claim, controversy, or dispute arising under or related to this Third Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This Third Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Third Supplemental Indenture will henceforth be read together.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

ROCKET MORTGAGE, LLC as Issuer

By:	/s/ Panayiotis "Pete" Mareskas
	Name:	Panayiotis “Pete” Mareskas
	Title:	Treasurer

REDFIN CORPORATION As Guarantor

By:	/s/ Tina V. John
	Name:	Tina V. John
	Title:	Secretary

DEUTSCHE BANK TRUSsT COMPANY AMERICAS as Trustee

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture for Indenture dated December 8, 2017]